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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


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                                   FORM 8-K

                                CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(D)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported):  MAY 8, 2001



                              ORGANOGENESIS, INC.
            (Exact name of registrant as specified in its charter)



   DELAWARE                       1-9898                         04-2871690
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(State or other          (Commission File Number)            (IRS Employer
jurisdiction of                                              Identification No.)
incorporation)


                        150 DAN ROAD, CANTON. MA 02021
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              (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code: (781) 575-0775
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ITEM 5.  OTHER EVENTS.

     On May 8, 2001, the Registrant issued a press release announcing that it has entered into an underwriting agreement with UBS Warburg LLC, as underwriter, providing that on any trading day during the next two years, the Company may elect to issue and sell to the underwriter a number of shares of common stock that is not less than 5% and not more than 25% of the average trading volume of the common stock on the American Stock Exchange for the previous five days, up to an aggregate of 1,900,000 shares. The sale price of the shares to the underwriter will be the volume-weighted average price per share at which shares of the Common Stock trade on the American Stock Exchange during regular trading hours on each purchase date less underwriter's commissions.

     The information contained in the press release dated May 8, 2001 is incorporated herein by reference and filed as Exhibit 99.1 hereto.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


(c)  Exhibits.

   99.1 The Registrant's Press Release dated May 8, 2001 entitled "Organogenesis Offering Shares Of Its Common Stock"

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     ORGANOGENESIS
                                     -------------
                                     (Registrant)



Date: May 10, 2001                   By: /s/ John J. Arcari
                                         -----------------------------------
                                         Name:   John J. Arcari
                                         Title:  Vice President, Finance and
                                                 Administration and
                                                 Chief Financial Officer


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                                 EXHIBIT INDEX
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Exhibit
Number              Description
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99.1        The Registrant's Press Release dated May 8, 2001 entitled
            "Organogenesis Offering Shares Of Its Common Stock"

                                       4